UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                         Pursuant to Section 13 or 15(d)
                     of the Securities  Exchange Act of 1934


                        Date of Report: December 26, 1996


                          THE MULTICARE COMPANIES, INC.
             (Exact name of Registrant as specified in its Charter)


                          Commission File No.  34-22090



                  Delaware                                      22-3152527
        (State or other jurisdiction of                      (I.R.S. Employer
        incorporation or organization)                    Identification Number)



            411 Hackensack Avenue
           Hackensack, New Jersey                                   07601
   (Address of principal executive offices)                       Zip Code



        Registrant's telephone number, including area code (201) 488-8818


ITEM 2.        Acquisition or Disposition of Assets.

     On December 12, 1996, the Registrant announced in a press release that it had completed the acquisition of The ADS Group. Under the terms of the agreement, Multicare paid approximately $60.1 million and assumed or repaid approximately $24.6 million in debt and issued 554,973 shares of its common stock for ADS. Alan D. Solomont, founder and chairman of ADS is a member of Multicare's Board of Directors.

     ADS owns, operates or manages 23 long-term care facilities with 3,072 beds, 20 hospital based subacute units with 514 beds and eight assisted living facilities, totaling 820 beds, almost all of which are located in Massachusetts. ADS also provides consulting services to an additional 14 facilities with 1,668 beds, operates several ancillary businesses including home health, both Medicare certified and private, and provides out-patient rehabilitation services at numerous locations.

     A copy of the press release is attached hereto as Exhibit 99.8 and is incorporated herein by reference.

     On December 18, 1996, the Registrant completed the previously announced acquisition of three facilities in Rhode Island for approximately $19.75 million.

ITEM 5.        Other Events.

     The Registrant has amended and restated its $350 million credit facility and in connection therewith has entered into a new lease facility in the amount of approximately $55 million. The Agent for these facilities is Nationsbank, N.A.

ITEM 7.        Financial Statements, and Exhibits.

              (a)  Not applicable.

              (b)  Not applicable.

              (c)  Exhibits.

                   Exhibit No.

                   10.37 Amendment No. 2, dated as of September 25, 1996 to the ADS Acquisition Agreement.

                   10.38 Amendment No. 3, dated as of October 29, 1996 to the ADS Acquisition Agreement.

                   10.39 Amendment No. 4, dated as of December 11, 1996 to the ADS Acquisition Agreement.

                   10.40 Third Amended and Restated Credit Agreement dated as of December 11, 1996 among The Multicare Companies, Inc. and certain of its Subsidiaries, and Nationsbank, N.A. as Administrative Agent.


                   10.41 Master Lease, Open End Mortgage and Purchase Option dated as of December 11, 1996 among Academy
                             Nursing Home, Inc., Nursing and Retirement
                             Center of the Andovers, Inc., Prescott Nursing Home, Inc., Willow Manor Nursing Home, Inc., and ADS/Multicare, Inc.

                   10.42 Appendix A to Participation Agreement, Master Lease, Supplements, Loan Agreement, and Lease Facility Mortgages.

                   10.43 Participation Agreement, dated as of December 11, 1996 among The Multicare Companies, Inc., as Guarantor, Various Subsidiaries of The Multicare Companies, Inc. as Lessees, Selco Service Corporation, as Lessor, Various Financial Institutions as Tranche A Lenders, Various Financial Institutions as Tranche B Lenders, Nationsbank, N.A., as Lease Agent for the Lenders, and Nationbank, N.A., as Collateral Agent for the Secured Parties.

                    99.8     Press Release dated December 12, 1996.



                                    Signature


     Pursuant to the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                    THE MULTICARE COMPANIES, INC.


                                          STEPHEN R. BAKER
                                    _______________________________
                                          Stephen R. Baker
                             Executive Vice President, Chief Financial Officer




December 26, 1996